UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

COCA-COLA FEMSA, S.A.B. DE C.V.	N/A	United Mexican States	98-1041191

PROPIMEX, S. DE R.L. DE C.V.	N/A	United Mexican States	98-1042453

COMERCIALIZADORA LA PUREZA DE BEBIDAS, S. DE R.L. DE C.V.	LA PUREZA BEVERAGE DISTRIBUTOR LLC	United Mexican States	N/A

GRUPO EMBOTELLADOR CIMSA, S. DE R.L. DE C.V.	CIMSA BOTTLING GROUP LLC	United Mexican States	N/A

REFRESCOS VICTORIA DEL CENTRO, S. DE R.L. DE C.V.	SOFT DRINKS VICTORIA OF CENTRAL MEXICO LLC	United Mexican States	N/A

DISTRIBUIDORA Y MANUFACTURERA DEL VALLE DE MÉXICO, S. DE R.L. DE C.V.	DISTRIBUTOR AND MANUFACTURER OF THE VALLEY OF MEXICO LLC	United Mexican States	N/A

YOLI DE ACAPULCO, S. DE R.L. DE C.V.	YOLI OF ACAPULCO LLC	United Mexican States	N/A

CONTROLADORA INTERAMERICANA DE BEBIDAS, S. DE R.L. DE C.V.	INTERAMERICAN BEVERAGE HOLDING COMPANY LLC	United Mexican States	N/A

(Exact name of registrant as specified in its charter)	(Translation of registrant’s name into English)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Calle Mario Pani No. 100

Santa Fe Cuajimalpa

Cuajimalpa de Morelos

05348, Ciudad de México, México

Telephone: +(52-55) 1519-5000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
1.850% Senior Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file numbers to which this form relates:

333-235558, 333-235558-01, 333-235558-02, 333-235558-03, 333-235558-04, 333-235558-05, 333-235558-06, and 333-235558-07.

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

Item 1.	Description of Registrant’s Securities to Be Registered.

For a description of the securities to be registered hereunder, reference is made to the information under the headings “Risk Factors—Risks Relating to Debt Securities and Guarantees,” “Description of Debt Securities” and “Description of Guarantees” on pages 4 through 6, 8 through 22 and 23, respectively, of the Prospectus dated December 17, 2019, included in the Registration Statement on Form F-3ASR of Coca-Cola FEMSA, S.A.B. de C.V. (the “Company”) (Registration No. 333- 235558) and Propimex, S. de R.L. de C.V. (Registration No. 333-235558-07), Comercializadora La Pureza de Bebidas, S de R.L. de C.V. (Registration No. 333-235558-06), Grupo Embotellador Cimsa, S. de R.L. de C.V. (Registration No. 333-235558-05), Controladora Interamericana de Bebidas, S. de R.L. de C.V. (Registration No. 333-235558-04), Refrescos Victoria del Centro, S. de R.L. de C.V. (Registration No. 333-235558-03), Yoli de Acapulco, S. de R.L. de C.V. (Registration No. 333-235558-02) and Distribuidora y Manufacturera del Valle de México, S. de R.L. de C.V. (Registration No. 333-235558-01) (each, a “Guarantor”), as supplemented by the information under the headings “Risk Factors—Risks Related to the Notes” and “Description of Notes” on pages S-7 through S-9 and S-14 through S-21, respectively, of the related Prospectus Supplement, dated August 26, 2020.

Item 2.	Exhibits.

Reference is made to the Exhibits Index included herewith which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA FEMSA, S.A.B. DE C.V.

Date: September 1, 2020	By:	/s/ José Castro Godard
	Name:	José Castro Godard
	Title:	Attorney-in-Fact

	By:	/s/ Marlene Fernanda Castillo Jiménez
	Name:	Marlene Fernanda Castillo Jiménez
	Title:	Attorney-in-Fact

EXHIBITS INDEX

Exhibit No.	Description

99.1	Prospectus, dated December 17, 2019 (incorporated by reference to the Registration Statement on Form F-3ASR filed with the SEC by the Company and each Guarantor on December 18, 2019 (Registration Nos. 333-235558, 333-235558-01, 333-235558-02, 333-235558-03, 333-235558-04, 333-235558-05, 333-235558-06 and 333-235558-07)).

99.2	Prospectus Supplement, dated August 26, 2020 (incorporated by reference to the SEC filing pursuant to Securities Act Rule 424(b)(2) by the Company and each Guarantor on August 28, 2020).

99.3	Indenture dated as of February 5, 2010 between the Company and The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent (incorporated by reference to Exhibit 2.2 to the Company’s Annual Report on Form 20-F filed on June 10, 2010 (File No. 1-12260)).

99.4	Tenth Supplemental Indenture, dated as of September 1, 2020 among the Company, each Guarantor and The Bank of New York Mellon, as trustee, security registrar, paying agent and transfer agent (incorporated by reference to Exhibit 4.1 of the report on Form 6-K furnished by the Company to the SEC on September 1, 2020 (File No. 1-12260)).

99.5	Form of 1.850% Global Note due 2032 (incorporated by reference to Exhibit 4.2 of the report on Form 6-K furnished by the Company to the SEC on September 1, 2020 (File No. 1-12260)).